                                                                   EXHIBIT 4.5

================================================================================


                                FORM OF CLASS B


                                 COMMON STOCK


                               WARRANT AGREEMENT




                               WARRANT AGREEMENT


                                     among



                             iXL ENTERPRISES, INC.

                                      and

                              -------------------



                                  Dated as of

                              -------------------


================================================================================

                               WARRANT AGREEMENT


      This WARRANT AGREEMENT is dated as of                 (the "Agreement")
                                           ----------------       ---------
and entered into by and among iXL Enterprises, Inc., a Delaware corporation (the
"Company"), and                                              , a Delaware
 -------        --------------------------------------------
corporation. Certain capitalized terms used herein are defined in Section 18.


      Section 1.  Issue of Warrants.
                  -----------------

      1.1   Marketing Campaign. Promptly after the date hereof, the Company and
             ------------------
____ will discuss a marketing campaign to publicize the services of the Company and Consumer Financial Network, Inc., a subsidiary of the Company (the "Marketing Campaign"). If, upon the culmination of such discussions, the Company, in its sole discretion, approves the Marketing Campaign proposed by ____ for general use, the Company will issue to ____ warrants (the "Warrants") to purchase _______ shares of the Class A Common Stock of the Company (the "Common Stock"), par value $.0l per share (the "Warrant Shares").

      1.2  Adjustment. The number of Warrant Shares issued pursuant to Section
           ----------
1.1 may be subject to adjustment as provided in Section 9 hereof.

      Section 2.  Warrant Certificates.
                  --------------------

      2.1  Delivery of Warrant Certificates. If Warrants are to be issued
           --------------------------------
pursuant to Section 1.1, the Company shall issue and deliver to ____, within ten Business Days after the determination by the Company that Warrants are to be issued, a certificate evidencing the Warrants.

      2.2  Form of Certificates. The certificate representing the Warrants
           --------------------
("Warrant Certificate") shall be substantially in the form set forth as Exhibit A attached hereto. The Warrant Certificate shall be dated the date of issuance of the Warrants by the Company.

      Section 3.  Execution of Warrant Certificates. Each Warrant Certificate
                  ---------------------------------
shall be signed on behalf of the Company by its Chairman of the Board or its Chief Executive Officer, President or any Vice President. Each Warrant Certificate shall also be signed on behalf of the Company by its Secretary or an Assistant Secretary.

      Section 4.  Restrictions on Transfer; Legend. Subject to the conditions to
                  --------------------------------
and restrictions on transfer contained in the Second Amended and Restated Stockholders Agreement of the Company, as such agreement may be amended from time to time (the "Stockholders Agreement") which shall apply to each Holder of
                   ----------------------
any Warrants (with respect to such Warrants) or Warrant Shares (with respect to such Warrant Shares) as if such Holder were a "Chase Investor" thereunder and as if such Warrants and Warrant Shares were "Stock" thereunder, the Company shall from time to time register the transfer of any outstanding Warrant Certificate and any certificate evidencing Warrant Shares in the applicable register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form reason-ably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Notwithstanding the foregoing, each Holder of Warrants and Warrant Shares agrees that it will not transfer such securities for 180 days after any public offering of common stock (or security convertible with common stock) by the Company unless the managing underwriter for such offering decides such restriction is unnecessary, and each Holder agrees to execute any agreement or document reasonably requested by any such underwriter which relates to such restriction. Upon any such registration of transfer, a new Warrant Certificate or Stock Certificate, as the case may be, shall be issued to the transferee Holder(s) and the surrendered Warrant Certificate or certificate evidencing any Warrant Shares, as the case may be, shall be canceled and disposed of by the Company. Any attempted transfer in violation of the Stockholders' Agreement and this
Section 4 shall be null and void.

      Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or Sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation) each Warrant Certificate shall bear the legend included on the first page of Exhibit A, unless in such opinion of counsel, such legend is no longer required by the Act.

      Section 5.  Warrants; Exercise of Warrants. Subject to the terms of this
                  ------------------------------
Agreement, each Holder shall have the right, which may be exercised at any time during the period commencing on the date hereof and ending at 5:00 p.m., New York City time, on the date that is three years from the date hereof (the "Expiration Date"), to receive from the Company the number of fully paid and
 ---------------
nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants, except as otherwise expressly provided herein.

      The price at which each Warrant shall be exercisable (the "Exercise
                                                                 --------
Price") shall be equal to $_____ per share of Common Stock.
-----

      A Warrant may be exercised upon surrender to the Company at its office designated for such purpose of the Warrant Certificate or Certificates to be exercised with the form of election to purchase attached thereto duly filled in and signed, and upon payment to the Company of the applicable Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made, at the election of the Holder, (i) in cash, by certified or official bank check payable to the order of the Company, (ii) by delivering for surrender and cancellation to the Company Warrants with an aggregate Surrender Value, as of the date of such exercise, equal to the Exercise Price for the Warrants being exercised, or
(iii) any combination thereof. For the purposes of this paragraph, the "Surrender Value" of any Warrant is equal to the fair market value (as
 ---------------
determined in good faith by the board of directors of the Company), as of the date of such surrender, of the Warrant Shares issuable upon the exercise of such Warrant, minus the Exercise Price of such Warrant.

      Subject to the provisions of this Section 5, upon such surrender of Warrant Certificates and payment of the Exercise Price, the Company shall issue and cause to be delivered, as promptly as practicable, to the Holder, or, upon the written order of the Holder, to such other person or persons as such Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants pursuant to the terms of this Agreement) together with cash for fractional Warrant Shares as provided in
Section 10. The certificate or certificates for such Warrant Shares shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

      Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions hereof.

      All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

      Section 6.  Payment of Taxes.  The Company will pay all documentary stamp
                  ----------------
taxes and other governmental charges (excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

      Section 7.  Mutilated or Missing Warrant Certificates. If a mutilated
                  -----------------------------------------
Warrant Certificate is surrendered to the Company, or if the Holder of a Warrant Certificate claims and submits an affidavit or other evidence satisfactory to the Company to the effect that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Warrant Certificate. If reasonably required by the Company, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the reasonable judgment of the Company to protect the Company from any loss which it may suffer if a Warrant Certificate is replaced. If any Investor or any other Holder is the owner of any such lost, stolen or destroyed Warrant Certificate, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Warrant Certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant Certificate other than the unsecured written agreement of such owner to indemnify the Company.

      Section 8.  Reservation of Warrant Shares.  The Company shall at all times
                  -----------------------------
reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant

Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

      The Company or, if appointed, any transfer agent for any shares of the Common Stock (the "Transfer Agent") will be irrevocably authorized and directed
                   --------------
at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with any such Transfer Agent. The Company will supply any such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available all other consideration that may be deliverable upon exercise of the Warrants. The Company will furnish any such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 11 hereof.

      Before taking any action which would cause an adjustment pursuant to
Section 9 hereof to reduce the Exercise Price below the then par value of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

      The Company covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free, subject to Section 6 hereof, from all taxes, liens, charges and security interests with respect to the issue thereof, provided, that such Warrant Shares or other capital stock shall be
         --------
treated as "Stock", and the Holders of Warrant Shares shall be subject to all restrictions applicable to "Outside" Investors" pursuant to the Stockholders' Agreement.

      Section 9.  Adjustment of Exercise Price and Warrant Number. The number of
                  -----------------------------------------------
shares of Common Stock issuable upon the exercise of each Warrant (the "Warrant
                                                                        -------
Number") is initially one. The Warrant Number is subject to adjustment from time
------
to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 9.

      (a)  Adjustment for Change in Common Stock
           -------------------------------------

      If the Company:

           (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

            (2) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

            (3) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares; or

            (4) issues by reclassification of its Common Stock any shares of its capital stock (other than reclassification arising solely as a result of a change in the par value or no par value of the Common Stock);

  then the Warrant Number and the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which it would have received immediately following such action if such Warrant had been exercised immediately prior to such action for the same aggregate consideration that such holder would have paid if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         Such adjustment shall be made successively whenever any event listed above shall occur.

         The Company shall not issue shares of Common Stock as a dividend or distribution on any class of capital stock, other than the Common Stock, unless the Warrant Holders also receive such dividend or distribution on a ratable basis or an appropriate adjustment to the Warrant Number and Exercise Price is made under this Section 9.

         (b)  Notice of Adjustment
              --------------------

         Whenever the Warrant Number is adjusted, the Company shall provide the notices required by Section 11 hereof.

         (c)  Voluntary Increase
              ------------------

         The Company from time to time may increase the Warrant Number by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 business days and if the increase is irrevocable during the period. Whenever the Warrant Number is increased, the Company shall mail to the Holders a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Warrant Number takes effect The notice shall state the increased Warrant Number and the period it will be in effect.

      An increase of the Warrant Number under this Subsection (c) (other than a permanent increase) does not change or adjust the Warrant Number otherwise in effect for purposes of subsection (a) of this Section 9.

      (d)  Reorganizations
           ---------------

      In case of any capital reorganization, other than in the cases referred to in Section 9(a) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall
                                          ---------------
thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In the event that the Warrants are not exercised in connection with such Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the anti-dilution provisions set forth in this
Section 9 shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

      The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof, (i) notice of such Reorganization
                                               -
shall be given to each of the Holders of the Warrants, and (ii) the successor
                                                            --
corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Holder(s), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement

      (e) Form of Warrants
          ----------------

      Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement but shall nevertheless be exercisable for the adjusted number of Warrant Shares at the adjusted Exercise Price.

      Section 10. Fractional Interests. The Company shall not be required to
                  --------------------
issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the fair market value (as determined in good faith by the Board of Directors) of the Warrant Share so issuable, multiplied by such fraction.

      Section 11. Notices to Warrant Holders. Upon any adjustment pursuant to
                  --------------------------
Section 9 hereof, the Company shall promptly thereafter (i) cause to be filed
                                                         -
with the Company a certificate of an officer of the Company setting forth the Warrant Number and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the Holders at its
                             --
address appearing on the Warrant Register written notice of such adjustments. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.

      In case:

      (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

      (b) the Company shall authorize the distribution to all holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities;

      (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),. or a tender offer or exchange offer for shares of Common Stock;

      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

      (e) the Company proposes to take any action that would require an adjustment to the Warrant Number pursuant to Section 9 hereof;

then the Company shall cause to be given to each of the Holders at its address appearing on the Warrant Register, at least 20 days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, in accordance with the provisions of
Section 12 hereof, a written notice stating (i) the date as of which the holders
                                             -
of record of shares of Common Stock or the preferred stock of the Company to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or
                --
exchange offer for shares of Preferred Stock or Common Stock, or (iii) the date
                                                                  ---
on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Preferred Stock or Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

      Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders (prior to the exercise of such Warrants) the right to vote or to consent or to receive notice as shareholder in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided, however, that nothing in the foregoing provision is intended to detract from any rights explicitly granted to any Holder hereunder.

      Section 12. Notices to the Company and Warrant Holders. All notices and
                  ------------------------------------------
other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:

      (a) if to ________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_____________________________________;

      (b) if to the Company, to iXL Enterprises, Inc., 1888 Emery Street, Suite 200, Atlanta, Georgia, 30318, Fax no.(404)267-3801, Attention: M. Wayne Boylston, with a copy to Minkin & Snyder PC, One Buckhead Plaza, 3060 Peachtree Road, N.E., Suite 1100, Atlanta, Georgia 30305, Fax no.(404)233-5064, Attention:
James S. Altenbach, Esq. and Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, Fax no.(212)909-6836, Attention: Margaret Andrews Davenport, Esq., and with an additional copy to Kelso & Company, 320 Park Avenue, Suite 2400, New York, New York 10022, Fax no: (212) 223-2379 Attention: James J. Connors II, Esq.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed (so long as a fax copy is sent and receipt acknowledged within two business days after mailing); when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The patties may change the addresses to which notices are to be given by giving five days' prior written notice of such change in accordance herewith.

      Section 13. Representations and Warranties of the Company. The Company
                  ---------------------------------------------
represents and warrants to ____ on the date hereof as follows:

         (a) Due Incorporation and Good Standing. The Company has been duly
             -----------------------------------
incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to enter into and perform its obligations under this Agreement.

         (b) Authority. The Company has all necessary corporate power and
             ---------
authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been authorized by all necessary corporate action on the part of the Company and no other corporate proceedings or approvals are required on the part of the Company to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by ____, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has duly authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants, and the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, with no personal liability attached to the ownership thereof.

         (c) No Violation or Conflict: No Default.
             ------------------------------------

        (i) The execution, delivery or performance of this Agreement by the
         -
Company and the consummation of the transactions contemplated hereby will not:

             (A) violate or conflict with any provision of the certificate of
              -
incorporation or by-laws of the Company or any of its subsidiaries;

             (B) violate or conflict with any statute, law, rule or regulation
              -
or any judgment, decree, order, regulation or rule of any court or governmental authority or body (collectively, "Laws") applicable to the Company or any of its
                                  ----
subsidiaries or by which any of their respective properties or assets may be subject, except where such violation would not reasonably be expected to have, singly or in the aggregate, a material adverse effect on the Company; or

             (C) violate, be in contact with, or constitute a breach or default
              -
(or any event which, with the passage of time or notice or both, would become a default) under, or permit the termination of, or require the consent of any person or entity under, result in the creation or imposition of any lien or encumbrance upon any property of the Company or any of its subsidiaries under, result in the loss (by the Company or any subsidiary) or modification in any manner adverse to the Company and its subsidiaries of any right or benefit under, or give to any other person or entity any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation under, any mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral, to which the Company or any of its subsidiaries is a party or by which their properties may be bound or affected except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

         (ii) The execution and delivery of this Agreement does not, and the
          --
issuance of the Warrants and the performance of its obligations under this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority under any laws or regulations, except for (i) required filings under the Securities Act or state
                         -
"blue sky" laws as a result of the exercise of rights under the Registration Rights Agreement, or (ii) where the failure to obtain such consents, approvals,
                      --
authorizations or permits or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

         (d)  Private Offering. Assuming the correctness of the representations
              ----------------
and warranties set forth in Sections 14 hereof, the issuance of the Warrants to
                            -----------
____ hereunder will be exempt from the registration and prospectus delivery requirements of the Securities Act.

         (e)  No Brokers. The Company has not engaged any broker, finder,
              ----------
commission agent or other such intermediary in connection with the issuance of the Warrants and the transactions contemplated by this Agreement, and the Company is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

      Section 14. Representations and Warranties of ____. ____ represents and
                  --------------------------------------
warrants to the Company that:

         (a)  Purchase for Own Account. ____ will purchase the Warrants solely
              ------------------------
for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Warrants and Warrant Shares to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Warrants or the Warrant Shares pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

         (b) Accredited Investor. ____ is knowledgeable, sophisticated and
             -------------------
experienced in business and financial matters and in investing in privately held business enterprises; it has previously invested in securities similar to the Warrants and the Warrant Shares and it acknowledges that the Warrants and the Warrant Shares, when issued, will not have been registered under the Securities Act and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Warrants and the Warrant Shares and is presently able to afford the complete loss of such investment; and it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

         (c) Authorization. ____ has taken all actions necessary to authorize it
             -------------
(j) to execute, deliver and perform all of its obligations under this Agreement and (ii) to consummate the transactions contemplated hereby. This Agreement is a legally valid and binding obligation of ____ enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

      Section 15. Certain Supplements and Amendments. The Company may from time
                  ----------------------------------
to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein; provided that any such supplement or amendment shall not in any way adversely affect the interests of the Holders.

      Section 16. Information to Prospective Investors. Provided that a sale of
                  ------------------------------------
the Warrants or the Warrant Shares pursuant to Rule 144A is available to the Holders, until the closing of a Qualified Public Offering (as such term is defined in the Stockholders' Agreement), the Company shall, upon the request of any Holder, deliver to such Holder and any prospective purchaser designated by such Holder promptly following the request of such Holder or such prospective purchaser the information which such Holder or prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144A.

      Each Holder is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company or each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any other Holder, any court, Governmental Body claiming to have jurisdiction over such Holder, to the National Association of Insurance Commissioners or similar organizations, as may be required or appropriate in response to any summons or subpoena in connection with any litigation, to the extent necessary to comply with any law, order, regulation or ruling applicable to such Holder, or to any rating agency, order to protect its investment hereunder; provided, however; that prior to disclosing any such information, such Holder shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy if the Company reasonably determines that such information must be kept confidential.

      Each Holder is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company or each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any Person which shall, or shall have any right or obligation to, succeed to all or any part of such Holder's interest in the Warrants, the Warrant Shares and this Agreement or to any actual purchaser or assignee thereof; provided, however, that no disclosure may be made unless such other Person first executes a confidentiality agreement acceptable to the Company with respect to any such information disclosed.

      Section 17. Successors. All the covenants and provisions of this Agreement
                  ----------
by or for the benefit of the Company and ____ shall bind and inure to the benefit of their respective successors and assigns hereunder, provided, however, that this Agreement shall not be assignable by any Holder if such Holder has not complied with the transfer restrictions of Section 4 hereof. Any such assignment in violation of Section 4 shall be null and void.

      Section 18. Defined Terms. As used in this Agreement, the following terms
                  -------------
shall have the meanings ascribed to them below:

      "Holder" or "Holders" means ____ and any transferee of ____ or a sub-
       ------      -------
sequent Holder that is or becomes, in accordance with Section 4 thereof, a holder of any of the Warrants or Warrant Shares, in each case, so long as such Person holds any Warrants or Warrant Shares.

      "Registration Rights Agreement" shall mean the Registration Rights
       -----------------------------
Agreement dated as of April 30, 1996, as amended, by and among the Company and each of the other Persons listed on the signature pages thereto.

      "Stockholders' Agreement" shall mean the Second Amended and Restated
       -----------------------
Stockholders Agreement, dated as of December 17, 1997, among iXL and the stockholders listed therein, as amended, modified or restated, from time to time.

      Section 19. Termination. This Agreement shall terminate if all Warrants
                  -----------
have been exercised or shall have expired or been canceled pursuant to this Agreement.

      SECTION 20. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (PROVIDED THAT DETERMINATIONS RELATING TO CORPORATE LAW SHALL BE CONSTRUED IN ACCORDANCE WITH THE DELAWARE GENERAL CORPORATION LAW). THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE WARRANTS, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AGREES THAT IT WILL NOT COMMENCE ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OTHER JURISDICTION. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A WARRANT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

      EACH OF THE PARTIES HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE HOLDER'S INVESTMENT IN THE COMPANY CONTEMPLATED HEREBY. THE SCOPE OF THIS JURY TRIAL WAIVER

SHALL BE LIMITED TO DISPUTES BETWEEN THE COMPANY AND THE HOLDERS AND SHALL NOT EXTEND TO DISPUTES BETWEEN THE COMPANY AND ANY OTHER PERSON.

      Section 21. Benefits of This Agreement. Nothing in this Agreement shall be
                  --------------------------
construed to give to any person or corporation other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

      Section 22. Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      Section 23. Amendments and Waivers. Subject to Section 15, the Company
                  ----------------------
agrees it will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or any Warrant unless each Holder (irrespective of the amount of Warrants then owned by it) shall substantially concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient in-formation (including any offer of remuneration) to enable it to make an informed decision with respect thereto which information shall be tile same as that supplied to the other Holders. The Company will not, directly or indirectly, pay or cause to be paid any remuneration whether by way of supplement or additional interest fee or otherwise, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions of this Agreement or any Warrant unless such remunerations is concurrently paid on the same terms, ratably to each Holder whether or not such Holder signs such waiver or consent, provided that the foregoing is not intended to preclude the adoption of any amendment or the giving of any waiver by the Holders of a majority of the Warrants to the extent permitted by the other provisions of this Section 23.

   IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.


                                   iXL ENTERPRISES, INC.


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:



                                   By:
                                      -----------------------------
                                      Name:
                                      Title:

                                   EXHIBIT A

                         [Form of Warrant Certificate)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [    ],
AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR IN COMPLIANCE WITH RULE 144 OR PURSUANT TO ANOTHER EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
TO A WARRANT AGREEMENT, DATED AS OF [    ] BETWEEN IXL ENTERPRISES, INC.
(THE "COMPANY") AND ____________________________________. THE TRANSFER OF THIS
CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN SUCH AGREEMENT AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS CERTIFICATE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.


No. _____                                                     _______ Warrants

                              Warrant Certificate

                             IXL ENTERPRISES, INC.

      This Warrant Certificate certifies that ________________________ ___________, a Delaware corporation, or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above to purchase
                                       --------
Class A Common Stock, par value $.0l per share (the "Common Stock"), of iXL
                                                     ------------
Enterprises, Inc., a Delaware corporation (the "Company"). Each Warrant entitles
                                                -------
the Holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a "Warrant Share"), at an exercise price
                                        -------------
(the "Exercise Price") of $____ payable in lawful money of the United States of
      --------------
America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to hereinafter. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement.

Each Warrant is exercisable at any time during the period commencing on the date hereof and ending at 5:00 p.m., New York City time, on ______, _____ [i.e. 36 months after the date of the Warrant Agreement].

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Warrant Agreement dated as of ________________ (the "Warrant Agreement"), duly
                                                     ------- -----------
executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Warrant Agreement.

      The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon (and by this reference made a part hereof) properly completed and executed, together with payment of the Exercise Price made, at the election of the Holder, (j) in cash, by certified or official bank check payable to the order of the Company, (ii) by delivering for surrender and cancellation to the Company Warrants with an aggregate Surrender Value (as defined in Section 5 of the Warrant Agreement), as of the date of such exercise, equal to the Exercise Price for the Warrants being exercised or (iii) any combination thereof. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

      Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

      Subject to the terms and conditions of the Warrant Agreement, upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for tile purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

     IN WITNESS WHEREOF, iXl Enterprises, Inc. has caused this Warrant
Certificate to be signed by its [        ].

Dated:  [  ],

                                   iXL ENTERPRISES, INC.


                                   By ___________________________
                                      Name:
                                      Title:



                                   By ___________________________
                                      Name:
                                      Title:

                         FORM OF ELECTION TO PURCHASE

                   (To Be Executed Upon Exercise of Warrant)

      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _______shares of Common Stock and herewith tenders payment for such shares to the Company in the form of a certified or official bank check payable to the order of the Company in the amount of $ ____, and Warrants to purchase Warrant Shares with an aggregate Surrender Value (as defined in Section 5 of the Warrant Agreement) of $_______.

      The undersigned requests that a certificate for such shares be registered in the name of______________ whose address is ____________________________ and that such shares be delivered to _________________, whose address is

      If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ________________________, whose address is _______________________________, and that such Warrant Certificate be delivered to _______________, whose address is
____________________________.

                                    [HOLDER]


                                    ___________________________
                                    By:
                                    Title:



Date: _________________

                              FORM OF ASSIGNMENT

          (To be signed only upon assignment of Warrant Certificate)

      FOR VALUE RECEIVED, hereby sells, assigns and transfers unto _______________________ whose address is _______________________ and whose social security number or other identifying number is ___________________, the within Warrant Certificate, together with all right, title and interest therein and to the Warrants represented thereby, and does hereby irrevocably constitute and appoint ___________________, attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.


                                    [HOLDER]


                                    ___________________________
                                    By:
                                    Title:

Date: _______________